Exhibit 107

Calculation of Filing Fee

Exhibit 107

Form S-1

(Form Type)

American International Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	N/A	29,333,333 shares	(2)	$0.042	(4)	$1,232,000.00	$92.70 per million	$114.21
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	N/A	13,333,332 shares	(3)	$0.042	(4)	$559,999.94	$92.70 per million	$51.91
Carry Forward Securities		N/A	N/A			N/A				N/A		N/A	N/A
Total Offering Amounts						$1,791,999.94				$166.12	(5)
Total Fees Previously Paid
Total Fee Offsets										0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.
(2)	Represents 29,333,333 shares of common stock of the Registrant issuable upon conversion of the principal and accrued interest at maturity of those certain convertible promissory notes in the aggregate principal amount of $2,000,000 (the “Notes”), which were sold by the Registrant between November 22, 2021 and December 2, 2021, and which have an initial conversion rate, subject to adjustment as discussed below, equal to $0.075 per share.
(3)	Represents 13,333,332 shares of common stock of the Registrant issuable upon the exercise of those certain Common Stock Purchase Warrants (“Warrants”), which were granted by the Company between November 22, 2021 and December 2, 2021, at an exercise price of $0.075 per share.
(4)	Estimated in accordance with Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the $0.042 (high) and $0.041 (low) sale price of the Registrant’s common stock as reported on the OTCQB Market on April 18, 2022, which date is within five business days prior to filing this Registration Statement.
(5)	Paid herewith.